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                                                                    EXHIBIT 99.4


                               VIDEO UPDATE, INC.
                                      PROXY


     PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                ON       , 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY


         The undersigned, revoking all prior proxies, hereby appoint(s) Daniel
A. Potter and John M. Bedard, or either of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Class A Common Stock of Video Update, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting in Lieu of Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 3100 World Trade Center, 30 East Seventh St., St. Paul, Minnesota 55101 at 9:00 a.m., local time, and at any adjournment thereof.

         THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY MOTION TO ADJOURN THE MEETING TO A LATER DATE TO PERMIT FURTHER SOLICITATION OF PROXIES, OR ANY POSTPONEMENTS AND ADJOURNMENTS THEREOF.

         This proxy, when property executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                             ITEMS 1, 2, 3, 4 AND 5.

1. Proposal to approve the issuance of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Video Update Common Stock"), pursuant to the Agreement and Plan of Merger dated as of July 9, 1997 and amended as of October 27, 1997 (the "Merger Agreement") among the Company, VUI Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and Moovies, Inc., a Delaware corporation ("Moovies"), pursuant to which, among other things, (a) Sub will be merged with and into Moovies, which will be the surviving corporation, and Moovies will become a wholly-owned subsidiary of the Company, (b) each outstanding share of Common Stock, par value $.001 per share, of Moovies will be converted into the right to receive .75 shares of Video Update Common Stock and (c) each outstanding option or warrant to purchase Moovies Common Stock, including options under Moovies' 1995 Stock Plan and other warrants, will be converted to an option to purchase such number of shares of Video Update Common Stock (rounded down to the nearest whole number) as is equal to the number of shares of Moovies Common Stock issuable upon exercise of such options and warrants immediately prior to the approval of this proposal, multiplied by .75 (the "Merger"). Approval of both Proposals 1 and 2 are preconditions to the Company's obligations to consummate the Merger.

                / / FOR           / / AGAINST           / / ABSTAIN



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2.       Proposal to approve the termination and cancellation of the Escrow
         Agreement, dated July 20, 1994, by and among the Company, its transfer agent, and the holders of the Company's Class B Common Stock, $.01 par value. Approval of both Proposals 1 and 2 are preconditions to the Company's obligations to consummate the Merger.

                / / FOR           / / AGAINST           / / ABSTAIN

3. Proposal to elect seven (7) members of the Board of Directors of the Company, each of whom is currently serving as a Director of the
         Company:

Nominees:         Daniel A. Potter        / / FOR              / / AGAINST
                  John M. Bedard          / / FOR              / / AGAINST
                  Daniel C. Howard        / / FOR              / / AGAINST
                  Robert E. Yager         / / FOR              / / AGAINST
                  Jana Webster Vaughn     / / FOR              / / AGAINST
                  Paul M. Kelnberger      / / FOR              / / AGAINST
and               Bernard Patriacca       / / FOR              / / AGAINST

       Except, authority to vote withheld as to the following nominee(s):


4. Proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 30, 1998.

                / / FOR           / / AGAINST           / / ABSTAIN

5. Proposal to approve the Company's 1998 Stock Option Plan under which an aggregate of 1,750,000 shares of Class A Common Stock of the Company will be reserved for issuance.

                / / FOR           / / AGAINST           / / ABSTAIN



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PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.


Please sign exactly as name appears hereon.
                                                 Dated          , 1998

                                                 ----------------------
                                                       Signature

                                                 ----------------------
                                                 Signature if Held Jointly

                                                 ----------------------
                                                      Printed Name

                                                 ----------------------

                                                 ----------------------
                                                        Address


Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or authorized officer and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.